                                  Exhibit 21

                        Subsidiaries of the Registrant

Parent
------

Frankfort First Bancorp, Inc.


                                                                        State or
                                             Percentage             Other Jurisdiction
Subsidiaries (1)                             Ownership              of Incorporation
----------------                            ----------             -------------------
First Federal Savings Bank of Frankfort        100%                   United States



____________________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.